SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 17, 2008

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2008, Intersil and Intersil’s former President and Chief Executive Officer, Richard M. Beyer (“Mr. Beyer”), who terminated his employment with the Company effective March 16, 2008, entered into a Consulting Agreement (the “Consulting Agreement”). Under the terms of the Consulting Agreement, Mr. Beyer has agreed to provide up to ten (10) hours per week of advice to the Intersil’s Chief Executive Officer and/or its Board of Directors concerning business matters, financial matters, customer relationship issues and such other Intersil matters with which he has familiarity through April 16, 2008. As consideration, certain unvested stock options and unvested deferred stock units held by Mr. Beyer that would have expired at the time of his termination of employment will continue to vest through April 16, 2008. Intersil will record total compensation expense of $685,549 in connection with the vesting of Mr. Beyer’s deferred stock units and stock options between March 17, 2008 and April 16, 2008.

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: March 21, 2008	By:	/s/ Thomas C. Tokos
	Name:	Thomas C. Tokos
	Title:	Vice President, General Counsel and Secretary